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                                                                    EXHIBIT 4.10
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                          LIQUIDATED DAMAGES AGREEMENT

     THIS LIQUIDATED DAMAGES AGREEMENT (the "Agreement") is made and entered
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into as of August 7, 1998 by and among GREATER BAY BANCORP, a California corporation (the "Company"), GBB CAPITAL II, a business trust formed under the
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laws of the state of Delaware (the "Trust") and SANDLER O'NEILL & PARTNERS, L.P.
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("Sandler O'Neill" or the "Initial Purchaser").
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     WHEREAS, as an inducement to the Initial Purchaser to enter into the
Purchase Agreement, dated August 7, 1998  (the "Purchase Agreement"), by and
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among the Company, the Trust and the Initial Purchaser (providing for, among other things, the sale by the Trust to the Initial Purchaser of 30,000 of the Trust's Floating Rate Capital Securities, Series A, liquidation amount of $1,000 per Capital Security (the "Capital Securities"), the proceeds of which will be
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used by the Trust to purchase Floating Rate Junior Subordinated Deferrable
Interest Debentures due September 15, 2028, Series A, of the Company (the

"Subordinated Debentures")), and as a condition to the several obligations of
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the Initial Purchaser thereunder, the Company and the Trust have agreed to provide to the Initial Purchaser and its direct and indirect transferees certain registration and related rights pursuant to and in accordance with the terms of the Registration Rights Agreement, dated the date hereof (the "Registration
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Rights Agreement"), by and among the Company, the Trust and the Initial
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Purchaser; and

     WHEREAS, notwithstanding the fact that the Company and the Trust have consummated or will consummate an Exchange Offer, pursuant to Section 2(b) of the Registration Rights Agreement, the Initial Purchaser may, under certain circumstances, require the Company and the Trust to file a Shelf Registration Statement for the resale of certain Registrable Securities held by it;

     WHEREAS, the Registration Rights Agreement contains certain provisions concerning the time within which the Company and the Trust must file the Shelf Registration Statement and the period for which such Shelf Registration Statement must remain effective and usable for resales; and

     WHEREAS, the Company, the Trust and the Initial Purchaser desire to provide for the payment of liquidated damages by the Company directly to the Initial Purchaser in the event that the Company and the Trust fail to comply with such contractual provisions, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Definitions. Capitalized terms used (including in the foregoing
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recitals) but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement, except that (a) the term "Shelf Registration Statement" shall refer only to a Shelf Registration Statement filed by the Company and the Trust pursuant to Section 2(b) of the Registration Rights
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Agreement, and (b) the term "Registrable Securities" shall refer only to those
Registrable Securities held at such time by the Initial Purchaser.

     2.   Payment of Liquidated Damages. (a) In the event that (i) the Shelf
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Registration Statement is not filed with the SEC on or prior to the 45/th/ day after a request for such filing is properly made by the Initial Purchaser in accordance with Section 2(b) of the Registration Rights Agreement (provided that in no event shall such date be required to be earlier than 75 days after the Issue Date), or (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the later of the 40th day after the date such Shelf Registration Statement was required to be filed pursuant to the terms of the Registration Rights Agreement and the 180th date after the Issue Date, or (iii) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be continuously effective or usable for resales (whether as a result of an event contemplated by Section 3(e) of the Registration Rights Agreement or otherwise) at any time during the 180-day period (and any extensions of such period pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) immediately following the date on which the Shelf Registration Statement is first declared effective (other than after such time as all Registrable Securities have been disposed of thereunder or otherwise cease to be Registrable Securities pursuant to the terms of the Registration Rights Agreement), then in each case the Company shall pay liquidated damages to the Initial Purchaser, at a rate of 25 basis points per annum in respect of the aggregate liquidation amount of Capital Securities held by the Initial Purchaser or, in the event that the Trust is liquidated and Subordinated Debentures are distributed to holders of Capital Securities, the aggregate principal amount of Subordinated Debentures held by the Initial Purchaser, as the case may be, in respect of the period (x) commencing on the 46th day after such request for the filing of a Shelf Registration Statement is made by the Initial Purchaser (provided that in no event shall such date be required to be earlier than 76 days after the Issue Date) and terminating upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (y) commencing on the later of the 41st day after the date the Shelf Registration Statement was required to be filed and the 181st day after the Issue Date and terminating upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), or (z) commencing on the day the Shelf Registration Statement ceases to be effective or usable for resales and terminating at such time as the Shelf Registration Statement again becomes effective and usable for resales (in the case of clause (iii) above), provided,
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however, that the maximum aggregate amount of liquidated damages payable by the
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Company pursuant to this Agreement and the Registration Rights Agreement shall not exceed 25 basis points per annum in respect of the aggregate liquidation amount of the Capital Securities or, in the event the Trust is liquidated and Subordinated Debentures are distributed to holders of Capital Securities, the aggregate principal amount of Subordinated Debentures.

     (b) Any amounts of liquidated damages payable by the Company pursuant to this Section 2 shall be paid in cash directly to the Initial Purchaser on the next succeeding March 15, June 15, September 15 or December 15, as the case may be, following the period in respect of which such Liquidated Damages have become due and payable hereunder.

     3.   General.
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                    (1)  Counterparts. This Agreement may be executed in any
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                         number of counterparts and by the parties hereto in
                         separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    (2)  Amendments. This Agreement may be amended by the
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                         parties hereto by a written instrument duly executed on
                         behalf of each of the parties hereto.

                    (3)  Entire Agreement. This Agreement and the Registration
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                         Rights Agreement constitute the entire agreement, and
                         supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                    (4)  Governing Law. This Agreement shall be governed by and
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                         construed in accordance with the laws of the State of
                         New York, without regard to any applicable conflicts of law principles.

                    (5)  Notices.  All notices and other communications
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                         hereunder shall be in writing and shall be deemed given
                         if delivered to the parties at the addresses set forth in, and in a manner contemplated by, the Registration Rights Agreement.

                    (6)  Effective Date.  This Agreement shall be of no force
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                         and effect and the parties shall have no obligations or
                         rights hereunder until the Closing Time whereupon this Agreement shall be effective.

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          IN WITNESS WHEREOF, the parties have executed this Liquidated Damages
Agreement as of the date first written above.

                              GREATER BAY BANCORP


                              By:    /s/ Steven C. Smith
                                     ------------------------------------------
                              Name:  Steven C. Smith
                              Title: Executive Vice President, Chief Operating
                                     Officer and Chief Financial Officer


                              GBB CAPITAL II


                              By:    Greater Bay Bancorp,
                                     as Sponsor

                              By:    /s/ Steven C. Smith
                                     -------------------------------------------
                              Name:  Steven C. Smith
                              Title: Executive Vice President, Chief Operating
                                     Officer and Chief Financial Officer


                              SANDLER O'NEILL & PARTNERS, L.P.

                              By:    Sandler O'Neill & Partners Corp.,
                                     the sole general partner


                              By:    /s/ Catherine A. Lawton
                                     ------------------------------------------
                                     Catherine A. Lawton
                                     Vice President

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